UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2011

Woodward, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 East Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 14, 2011, Woodward, Inc. (the “Company”) established two groups within its Turbine Systems business segment: Aircraft Turbine Systems and Industrial Turbomachinery Systems. In connection with the formation of the two groups, the Board of Directors (the “Board”) of the Company established the positions of President, Aircraft Turbine Systems and President, Industrial Turbine Systems, to replace the position of President, Turbine Systems. On February 10, 2011, the Board appointed Martin V. Glass, age 54, to the position of President, Aircraft Turbine Systems, and appointed James D. Rudolph, age 49, to the position of President, Industrial Turbomachinery Systems. Both appointments are effective February 14, 2011.

Mr. Glass led the Company’s Turbine Systems business segment as President from October 2009 through the date of his new appointment, and as Group Vice President from September 2007 to September 2009. He served as Vice President of the Aircraft Engine Systems Customer business segment from December 2002 through August 2007. From February 2000 through December 2002, Mr. Glass was Director of Sales, Marketing, and Engineering. Prior to 2000, Mr. Glass served in a variety of roles of increasing responsibility within Woodward’s aircraft business since joining Woodward in 1975. He holds a Bachelor of Science from the Milwaukee School of Engineering and an Executive Master of Business Administration from the Kellogg Graduate School of Management. Mr. Glass was previously designated as an executive officer of the Company and his status as such, as well as his compensatory arrangement with the Company, remain unchanged.

Mr. Rudolph led Woodward’s Global Sourcing organization from April 2005 through the date of his new appointment, and served as Director of Engineering for Industrial Controls from March 2000 through April 2005. Prior to March 2000, Mr. Rudolph served in a variety of engineering, operations and sales roles at the Company since joining it in 1984. Mr. Rudolph holds a Bachelor of Science in Mechanical Engineering from Colorado State University and completed post graduate work in electronics and control. In connection with his new position, the Board appointed Mr. Rudolph as an executive officer of the Company.

As a result of his new role, the Company entered into a new compensatory arrangement with Mr. Rudolph whereby his annual base salary will be $235,000 and his annual incentive pay target will be 60% of his base pay. Beginning with the performance cycle commencing in fiscal year 2012, Mr. Rudolph’s target participation level in the Woodward Long Term Incentive Plan will be 35%. Mr. Rudolph will continue to be eligible to qualify for stock options.

Item 7.01 Regulation FD Disclosure.

A copy of the media alert announcing the matters described in Item 5.02 of this report, as well as other organizational changes at the Company, is furnished herewith as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

February 14, 2011	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Corporate Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Media Alert of Woodward, Inc., dated February 14, 2011